UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
July 29, 2013 (July 23, 2013)
Date of Report (Date of earliest event reported)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1750 Elm Street, Manchester, NH 03104
(Address of principal executive offices)          (Zip Code)

(603) 935-9799
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 23, 2013, Boston Therapeutics, Inc. (the "Company") conducted an initial closing of its private placement of securities (the “Offering”) pursuant to a Unit Purchase Agreement, dated as of July 23, 2013 (the “Purchase Agreement”) with a certain accredited investor named therein (the “Investor”)  pursuant to which the Investor agreed to purchase (i) an aggregate of 6,666,660 shares (the “Shares”) of Common Stock of the Company (“Common Stock”) and (ii) warrants to purchase an aggregate of 3,333,320 shares of Common Stock at an exercise price of $0.50 per share (the “Warrants”) for an aggregate purchase price of $2,000,000.  As required by the  Purchase Agreement, at the closing, the Company entered into a Registration Rights Agreement pursuant to which it will be required to register with the United States Securities and Exchange Commission (“SEC”) such Shares and the shares of common Stock underlying the Warrants (the “Warrant Shares”). The Company received $2,000,000 in gross proceeds from the sale of securities under the Purchase Agreement.

A Finra registered broker dealer acted as placement agent with respect to the Offering and will receive a cash fee of $60,000 from the sale of securities to the Investor and warrants to purchase 999,998 shares of Common Stock.

General Information
The foregoing is not a complete summary of the terms of the  transactions contemplated by the Purchase Agreement and reference is made to the complete text of the Purchase Agreement, Registration Rights Agreement, Form of Warrant and Form of Agent Warrant which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

The securities offered will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

The Shares and Warrants described were offered and sold solely to an “accredited investor” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.  In connection with the sale of these securities, the Company relied on  the Investors' written representations that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: July 29, 2013	By:	/s/ David Platt, Ph.D.
David Platt
Chief Executive Officer